UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2021

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Gate Blvd., Suite 320

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Douglas Larson as Chief Financial Officer

On August 20, 2021, the Board of Directors (the “Board”) of Beyond Air, Inc. (the “Company”) appointed Douglas Larson, age 51, as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective September 1, 2021 (the “Start Date”).

Mr. Larson joins the Company with over 20 years of international and operational financial leadership experience. Most recently, he served as an independent consultant providing operational and financial consulting services from February 2021 to August 2021. Prior to that, he served as Vice President, Finance and Head of Global Controlling at DBV Technologies, Inc. (NASDAQ: DBVT) (“DBV”), a global clinical stage biopharmaceutical company headquartered in France, from June 2017 to September 2020. Prior to DBV, Mr. Larson served as the Chief Financial Officer of The Scotts Miracle-Gro Company’s (NYSE: SMG) International division, based in Lyon, France from January 2001 to May 2015. Mr. Larson graduated from the Certified General Accountant’s Association of Canada in 2001 and HEC Paris’s Executive MBA program in 2015.

In connection with Mr. Larson’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Larson, which provides that his employment will continue until either the Company or Mr. Larson provides notice of termination in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Larson is entitled to receive an annual base salary of $275,000, which will be reviewed annually and will be subject to increase from time to time, as determined by the Board. In addition, pursuant to the Employment Agreement, Mr. Larson is eligible to receive an annual cash bonus, which is based on the achievement of performance objectives, which will be determined by the Board or its Compensation Committee.

In addition, the Company will grant to Mr. Larson as of the Start Date a stock option award (the “Inducement Option”) as an inducement material to Mr. Larson’s entering into employment with the Company in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4). The Inducement Option will be exercisable for the purchase of 75,000 shares of the Company’s common stock, at an exercise price equal to the last reported sale price on Nasdaq on the Start Date. The Inducement Option grant was approved by the independent compensation committee of the Board in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4). The Inducement Option will have a ten-year term and will vest over a four-year period, with 25% of the shares underlying the stock option award vesting on the first anniversary of the date of grant and annually thereafter in three equal installments, subject to Mr. Larson’s continued service with the Company through the applicable vesting dates. The Inducement Option will be subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan.

Under the Employment Agreement, termination of Mr. Larson’s employment by the Company without “Cause,” or by Mr. Larson with “Good Reason” (as such terms are defined in the Employment Agreement), will require the Company to pay severance to Mr. Larson. Upon any such termination, Mr. Larson will be entitled to receive: (i) any portion of his base salary for the period up to the date of termination that has been earned but remains unpaid; (ii) any benefits that have accrued to him under the terms of any employee benefit plans of the Company, which benefits shall be paid in accordance with the terms of those plans; and (iii) subject to Mr. Larson’s execution of a release and compliance with all terms and provisions of the Employment Agreement that survive the termination of the his employment by the Company, (A) his base salary for a period of six months, less applicable taxes and withholdings, payable in accordance with the Company’s regular payroll practices, with an accelerated payment of any balance upon the occurrence of a “Change in Control” (as such term is defined in the Employment Agreement); provided, however, that if such termination of employment occurs within three months before or within 12 months after the occurrence of a Change in Control (the “Change in Control Period”), the severance payable to Mr. Larson will be increased to an amount equal to Mr. Larson’s base salary for a period of 18 months and be payable in a single lump sum payment, less applicable taxes and withholdings; and (B) payment or reimbursement (upon presentation of proof of payment) of Mr. Larson’s medical insurance premiums at the same level as was in effect on the termination date for a period of six months, which period shall increase to 18 months if such termination of employment shall occur within the Change in Control Period.

The Employment Agreement also contains customary non-solicitation and non-competition covenants, which covenants remain in effect for 12 months following any cessation of employment with respect to Mr. Larson.

In connection with his appointment, the Company will also enter into the Company’s standard indemnification agreement (the “Indemnification Agreement”) with Mr. Larson. Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Mr. Larson for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer of the Company.

Other than with respect to the Employment Agreement, the Inducement Option and the Indemnification Agreement, there are no arrangements or understandings between Mr. Larson and any other persons pursuant to which Mr. Larson was appointed as Chief Financial Officer, principal financial officer or principal accounting officer of the Company. There are also no family relationships between Mr. Larson and any director or executive officer of the Company and Mr. Larson has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Departure of Douglas Beck as Chief Financial Officer

On August 24, 2021, the Company entered into a Consulting and Severance Agreement (the “Consulting and Severance Agreement”) with Douglas Beck, the Company’s Chief Financial Officer, in connection with Mr. Beck’s separation from the Company. Mr. Beck’s last day of employment is on or about September 1, 2021. The Consulting and Severance Agreement sets forth Mr. Beck’s separation benefits and the terms pursuant to which Mr. Beck will assist the Company in the transition of his roles and continue in a consulting capacity for a six-month period beginning as of his date of termination (the “Consulting Period”).

During the Consulting Period, Mr. Beck will continue to provide services to the Company on a non-exclusive basis, unless earlier terminated by either party in accordance with the terms of the Consulting and Severance Agreement. In exchange for his services, the Company will pay Mr. Beck a fee of $10,416.67 per month during the Consulting Period.

In addition, the Consulting and Severance Agreement provides for the following separation benefits, subject to Mr. Beck agreeing to a release of claims and complying with certain other continuing obligations contained therein:

●	For a period of six months, the Company will pay Mr. Beck salary continuation, at the rate of Mr. Beck’s salary in effect as of the termination of employment in accordance with the Company’s customary payroll practices and subject to applicable federal and local taxes;

●	the Company will continue to contribute to Mr. Beck’s health and dental benefits for six months in the same proportion as the month preceding his date of termination; and

●	Mr. Beck will continue to receive all equity awards that vest through December 31, 2021, and Mr. Beck will have 12 months from the end of the Consulting Period to exercise all vested equity awards.

The description of the Consulting and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting and Severance Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 8.01. Other Events.

A copy of the press release announcing the appointment of Mr. Larson as Chief Financial Officer and the separation of Mr. Beck is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated August 20, 2021, by and between Douglas Larson and Beyond Air, Inc.
10.2	Consulting and Severance Agreement, dated August 24, 2021, by and between Douglas Beck and Beyond Air, Inc.
99.1	Press Release of Beyond Air, Inc., dated August 20, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: August 25, 2021	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title	Chief Executive Officer